UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ	07981
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On February 10, 2015, Suburban Propane Partners, L.P. (“Suburban Propane”), entered into a previously announced underwriting agreement with Suburban Propane, L.P., Suburban Energy Finance Corp. and Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which Suburban Propane and Suburban Energy Finance Corp., a wholly-owned direct subsidiary (the “Corporation,” together with Suburban Propane, “Suburban”), sold $250,000,000 aggregate principal amount of 5.750% senior notes due March 1, 2025 (the “2025 Notes”).

On February 25, 2015, the 2025 Notes were issued under an indenture for senior debt securities (the “Base Indenture”) with The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a second supplemental indenture (the “2025 Notes Supplemental Indenture” and, together with the Base Indenture, the “2025 Notes Indenture”).

The 2025 Notes will bear interest at a rate of 5.750% per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2015.

The 2025 Notes will be unsecured, senior obligations and rank senior in right of payment to any future subordinated indebtedness and pari passu in right of payment to all of Suburban’s existing and future unsecured senior indebtedness. The 2025 Notes will be structurally subordinated to the indebtedness and other liabilities of all of Suburban’s subsidiaries, including the indebtedness and other liabilities of its operating partnership, Suburban Propane L.P., and its subsidiaries.

The 2025 Notes Indenture contains covenants that, among other things, limit Suburban’s ability and the ability of Suburban’s restricted subsidiaries (as defined in the 2025 Notes Indenture) to:

•	incur additional debt or issue preferred stock;

•	pay dividends or make other distributions on, redeem or repurchase Suburban’s capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	sell, transfer or issue shares of capital stock of restricted subsidiaries;

•	create liens on their assets;

•	transfer or sell assets;

•	restrict dividends or other payments to Suburban; and

•	effect a consolidation, liquidation or merger.

These covenants are subject to important limitations and exceptions that are described in the 2025 Notes Indenture.

The 2025 Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-195864), which became effective upon its filing with the Securities and Exchange Commission on May 12, 2014. A Preliminary Prospectus Supplement dated February 10, 2015 relating to the 2025 Notes and supplementing the Prospectus was filed with the SEC on February 10, 2015, and a final Prospectus Supplement dated February 10, 2015, was filed with the SEC on February 11, 2015.

The net proceeds from the sale of the 2025 Notes were estimated to be approximately $246,250,000 (after deducting underwriting discounts and commissions but before deducting estimated expenses). Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with Suburban in the ordinary course of its business. Affiliates of certain underwriters are lenders under Suburban’s credit facilities. These underwriters and their related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

The description of the 2025 Notes Indenture, in this Form 8-K is a summary and is qualified in its entirety by the terms of the 2025 Notes Supplemental Indenture. A copy of the 2025 Notes Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The form of 2025 Notes issued pursuant to the 2025 Notes Supplemental Indenture is included as Annex A to the 2025 Notes Supplemental Indenture and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Effective as of February 25, 2015, the indenture dated as of March 23, 2010, as amended by the first supplemental indenture dated as of May 23, 2010 and by second supplemental indenture dated as of February 24, 2015 (the “2020 Notes Indenture”), among Suburban and the Trustee governing Suburban’s 7-3/8% senior notes due 2020 (the “2020 Notes”) has been satisfied and discharged in accordance with the terms of the 2020 Notes Indenture. Using the net proceeds from the sale of the 2025 Notes and additional cash on hand, Suburban caused to be paid: (i) approximately $241,851,850.24 to holders of the 2020 Notes that tendered their 2020 Notes pursuant to the previously announced cash tender offer as of the consent payment date, consisting of (1) $227,721,074.56 of base consideration for the aggregate principal amount of 2020 Notes tendered; (2) $7,378,015.68 of accrued and unpaid interest on such tendered 2020 Notes; and (3) $6,752,760 of consent payments to eliminate substantially all of the restrictive covenants, shorten the minimum notice period for redemption of the Notes to three business days and eliminate or modify certain events of default and related provisions; and (ii) approximately $26,745,089.54 to the Trustee of the 2020 Notes Indenture in connection with the satisfaction and discharge of the remaining 2020 Notes. In connection with such satisfaction and discharge, Suburban has deposited with the Trustee sufficient funds to redeem, on March 15, 2015, any and all of the 2020 Notes that were not tendered and validly accepted prior to the Expiration Date or that were tendered and validly withdrawn prior to the Expiration Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The 2025 Notes Indenture contains a covenant that, among other things, restricts Suburban’s ability to pay dividends or distributions or redeem or repurchase capital stock. Information concerning the 2025 Notes Indenture is set forth in Item 1.01, which information is incorporated herein by reference into this Item 3.03.

Item 8.01 Other Events.

On February 25, 2015, Suburban issued a press release announcing the settlement of $250,000,000 in aggregate principal amount of Suburban’s 5.750% senior notes due 2025 and the application of proceeds therefrom, a copy of which is attached hereto as Exhibit 99.1 and hereby is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Second Supplemental Indenture, dated as of February 25, 2015, relating to the 5.750% Senior Notes due 2025, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included as Exhibit 5.1 hereto).

99.1	Press Release of Suburban Propane Partners, L.P. dated February 25, 2015, announcing the results of the offer to purchase any and all of its $250,000,000 aggregate principal amount of 7-3/8% Senior Notes due 2020 and related solicitation of consents as of the consent payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: February 25, 2015	By:	/s/ Michael A. Kuglin
Name: Michael A. Kuglin
Title: Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit

4.1	Second Supplemental Indenture, dated as of February 25, 2015, relating to the 5.750% Senior Notes due 2025, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included as Exhibit 5.1 hereto).

99.1	Press Release of Suburban Propane Partners, L.P. dated February 25, 2015, announcing the results of the offer to purchase any and all of its $250,000,000 aggregate principal amount of 7-3/8 % Senior Notes due 2020 and related solicitation of consents as of the consent payment date.